EXHIBIT 5
                                Hunton & Williams
                          RIVERFRONT PLAZA, EAST TOWER
                              951 EAST BYRD STREET
                         RICHMOND, VIRGINIA 23219-4074
                                                        FILE NO.:  27789.227
                                                DIRECT DIAL:  (804) 788-8267

                               November 15, 1995

Board of Directors
United Dominion Realty Trust, Inc.
10 South Sixth Street
Richmond, Virginia  23219

                       Registration Statement on Form S-3
                       $400,000,000 of Offered Securities

Gentlemen:

         We are acting as counsel for United Dominion Realty Trust, Inc. (the "Company") in connection with the registration under the Securities Act of 1933 of debt securities ("Debt Securities"), Preferred Stock, no par value ("Preferred Stock"), and Common Stock, $1 par value ("Common Stock"), of the Company having an aggregate maximum public offering price of $400,000,000 (the "Offered Securities"). The Offered Securities are described in the Registration Statement on Form S-3 of the Company (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") on November 15, 1995. In connection with the filing of the Registration Statement you have requested our opinion concerning certain corporate matters.

         We are of the opinion that:

         1. The Company is a corporation duly organized and validly existing under the laws of the Commonwealth of Virginia.

         2. When the Offered Securities have been sold as described in the Registration Statement, the Offered Securities (to the extent consisting of Preferred Stock and/or Common Stock) will be legally issued, fully paid and nonassessable and (to the extent consisting of Debt Securities) will be legally issued, fully paid and nonassessable and will be binding obligations of the Company.

         We consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the reference to us in the Prospectus included therein.

                                           Very truly yours,

                                           HUNTON & WILLIAMS